Exhibit 99.01

Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Ticker Symbol(s)	Title for iXBRL	Name of each exchange on which registered

Common Stock, par value $.01 per share	C	Common Stock, par value $.01 per share	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 7.125% Fixed/Floating Rate Noncumulative Preferred Stock, Series J	C Pr J	Dep Shs, represent 1/1,000th interest in a share of 7.125% Fix/Float Rate Noncum Pref Stk, Ser J	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 6.875% Fixed/Floating Rate Noncumulative Preferred Stock, Series K	C Pr K	Dep Shs, represent 1/1,000th interest in a share of 6.875% Fix/Float Rate Noncum Pref Stk, Ser K	New York Stock Exchange
7.625% Trust Preferred Securities of Citigroup Capital III (and registrant’s guaranty with respect thereto)	C/36Y	7.625% TRUPs of Cap III (and registrant’s guaranty)	New York Stock Exchange
7.875% Fixed Rate / Floating Rate Trust Preferred Securities (TruPS®) of Citigroup Capital XIII (and registrant’s guaranty with respect thereto)	C N	7.875% FXD / FRN TruPS of Cap XIII (and registrant’s guaranty)	New York Stock Exchange
6.829% Fixed Rate / Floating Rate Enhanced Trust Preferred Securities (Enhanced TruPS®) of Citigroup Capital XVIII (and registrant’s guaranty with respect thereto)	C/67BP	6.829% FXD / FRN Enhanced TruPS of Cap XVIII (and registrant’s guaranty)	New York Stock Exchange
Medium-Term Senior Notes, Series N, Callable Step-Up Coupon Notes due March 31, 2036 of CGMHI (and registrant’s guaranty with respect thereto)	C/36A	MTN, Series N, Callable Step-Up Coupon Notes due Mar 2036 of CGMHI (and registrant’s guaranty)	New York Stock Exchange
Medium-Term Senior Notes, Series N, Callable Step-Up Coupon Notes due February 26, 2036 of CGMHI (and registrant’s guaranty with respect thereto)	C/36	MTN, Series N, Callable Step-Up Coupon Notes due Feb 2036 of CGMHI (and registrant’s guaranty)	New York Stock Exchange
Medium-Term Senior Notes, Series N, Callable Fixed Rate Notes Due December 18, 2035 of CGMHI (and registrant’s guaranty with respect thereto)	C/35	MTN, Series N, Callable Fixed Rate Notes Due Dec 2035 of CGMHI (and registrant’s guaranty)	New York Stock Exchange

Medium-Term Senior Notes, Series N, Callable Fixed Rate Notes Due April 26, 2028 of CGMHI (and registrant’s guaranty with respect thereto)	C/28	MTN, Series N, Callable Fixed Rate Notes Due Apr 2028 of CGMHI (and registrant’s guaranty)	New York Stock Exchange
Medium-Term Senior Notes, Series N, Floating Rate Notes Due September 17, 2026 of CGMHI (and registrant’s guaranty with respect thereto)	C/26	MTN, Series N, Floating Rate Notes Due Sept 2026 of CGMHI (and registrant’s guaranty)	New York Stock Exchange
Medium-Term Senior Notes, Series N, Floating Rate Notes Due September 15, 2028 of CGMHI (and registrant’s guaranty with respect thereto)	C/28A	MTN, Series N, Floating Rate Notes Due Sept 2028 of CGMHI (and registrant’s guaranty)	New York Stock Exchange
Medium-Term Senior Notes, Series N, Floating Rate Notes Due October 6, 2028 of CGMHI (and registrant’s guaranty with respect thereto)	C/28B	MTN, Series N, Floating Rate Notes Due Oct 2028 of CGMHI (and registrant’s guaranty)	New York Stock Exchange